Exhibit 10.8


         Consulting and Independent Contractor Agreement

This Consulting Agreement is entered into on the date written below, at Santa Monica, California, between Hollywood Previews, Inc. (the "Company") and Investment Advisory Group, Inc., ("Consultant"). For good and valid consideration, the Company employs the Consultant on the following terms and conditions:

Commencement and Term of Engagement. Subject to the provisions for termination set forth below, this Agreement will begin on July 15, 2003 and shall terminate upon completion of the Project, or as defined below. The term of this Agreement shall not commence until and unless Consultant reviews and executes the Work for Hire and Conveyance of Pre- and Post Employment Works.

Compensation. The Company shall pay Consultant on a month-by month basis. Consultants monthly rate shall be $13,500 per month for providing executive management services as follows: Executive Vice President. In addition, Consultant may provide additional marketing and advisory services to Company on a special request-basis that will be billed separately. Charges for any additional services may vary, and shall be billed to Company at a to-be-negotiated rate.

Compensation shall be paid semi-monthly upon Consultants demand.

The term of this agreement shall automatically renew each month until terminated by Company or by Consultant.

Non-Cash Compensation. Presently, there is no non-cash compensation. However, the parties intend to negotiate future non-cash compensation on a performance basis.

Project and Duties. The Company hereby engages Consultant to perform the following services: Provide executive management services to fill the following positions: Executive Vice President. These duties may be reasonably modified at the Company's discretion from time to time.

Independent Contractor Relationship. Consultant understands and acknowledges that he/she is not an employee of Company, but rather is an independent contractor. As such, Contractor shall be responsible for determining the time and manner in which Consultant performs services under this Agreement. Consultant requests that Company pay Consultant for Consultant's services all compensation earned without deduction for withholding or taxes. Consultant represents that he/she shall be responsible for paying, and shall timely pay, all of Contractor's own state and federal income and employment taxes, including taxes on non-cash compensation. In the event that any state or federal taxing authority should later determine that Company should have withheld any portion of compensation Consultant earns or receives, Consultant agrees to indemnify and hold harmless Company for any amounts which Company is assessed as having failed to withhold.

Agency Relationship. Consultant understands and agrees that any and all accounts which Consultant are or will be involved in selling to, servicing, or otherwise communicating with are directly related to the project(s) in which Company is involved. Therefore, any and all such accounts are the accounts of Company, and have been given to Consultant to be handled only on a "representative" basis; with Company retaining the full and exclusive right to withdraw any or all of these accounts from Consultant without cause or notice.

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Confidentiality of Proprietary Information.  Consultant agrees, during or after the term of his/her service to Company is completed, not to reveal confidential information, non-public information pertaining to the Company, its business, financial condition or operations or trade secrets to any person, firm, corporation, or entity. Should Consultant reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Consultant from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed, the right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Consultant for a breach or threatened breach of this condition, including the recovery of damages from the Consultant. Application for an injunction or other provisional remedy will not waive the right to demand arbitration of any dispute.

Non-Disclosure of Documents. Consultant agrees that all information and materials made available to Consultant by Company are the property of Company and are not to be used for any purpose outside of Company's normal business without the express written consent of Company and shall be returned at once to Company upon demand as well as upon termination of Consultant's services under this Agreement. All information received, developed, compiled, prepared, or used by Consultant during the course of conducting business on behalf of Company, whether directly or indirectly, is Confidential Business Information of Company and Consultant agrees not to disclose to others nor use such Confidential Business Information without Company's prior written consent. This obligation extends to any information or materials gathered or received by Consultant in the course of Consultant's duties with Company prior to the execution of this Agreement and these obligations shall survive any termination of this Agreement.

Reimbursement of Expenses. Any expense which Consultant incurs in the course of performing his/her job duties shall be the sole obligation and expense of the Company. The Company shall reimburse Consultant for all approved business expenses after the Consultant presents an itemized account of expenditures, pursuant to Company reimbursement policy.

Termination of Agreement. The Company may terminate this Agreement at any time upon 30-days written notice to Consultant, without cause. If the Company requests, Consultant will continue to provide his/her services and may be paid his/her regular compensation up to the date of termination. Notwithstanding anything to the contrary contained in this Agreement, the Company may terminate the Consultant should any of the following events occur:

1. The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or
2. The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or
3. The Company's decision to terminate its business and liquidate its assets; or
4.    The merger or consolidation of the Company with another company; or
5. The Company becomes Insolvent, declares bankruptcy or chapter 11 reorganization protection.

Non-Solicitation. For a period of one year after the end of Consultant's services under this Agreement, Consultant shall not solicit any of Company's clients or accounts.

Assistance in Litigation. Consultant shall, upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party.

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Effect of Prior Agreements. This Agreement supersedes any prior agreement between the Company, or any predecessor of the Company, and the Consultant.

Settlement by Arbitration. Any claim or controversy that arises out of or relates to this Agreement, or the breach of it, shall be settled by arbitration conducted in Los Angeles County in any of the following venues:
Alternative Resolution Center, Judicate West, or the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

Limited Effect of Waiver by Company. Should Company waive breach of any provision of this Agreement by the Consultant, that waiver will not operate or be construed as a waiver of further breach by the Consultant.

Severability. If, for any reason, any provision of this Agreement is held invalid, all other provisions of this Agreement shall remain in effect. If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior Agreement between the Company (or any predecessor thereof) and the Consultant shall be deemed reinstated as if this Agreement had not been executed.

Assumption of Agreement by Company's Successors and Assignees. The Company's rights and obligations under this Agreement will inure to the benefit and be binding upon the Company's successors and assignees.

Oral Modifications Not Binding. This Agreement may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. Any attempt at oral modification shall have no effect.

Integration.   This Agreement incorporates by reference the separate Work for
Hire Agreement and Conveyance of Pre- and Post-Employment Works (For Consultants). These two documents constitute the full and entire agreement between the parties and there is no other oral or written representation that either party relies upon in entering into this Agreement.
Executed this 3rd day of July, 2003.



For:  HOLLYWOOD PREVIEWS, INC.         For:  CONSULTANT


By /s/  David Maceachern               /s/  Kelly Konzelman
------------------------------         -------------------------------
David MacEachern                       Kelly Konzelman
Chief Executive Officer                President
Hollywood Previews, Inc.               Investment Advisory Group, Inc.